                                                                       Exhibit 7


                                   PLEDGE AGREEMENT


          PLEDGE AGREEMENT, dated as of April 24, 1998, by and between NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("PARENT"), AIR PARTNERS, L.P., a Texas limited partnership (the "PARTNERSHIP").


                                 W I T N E S S E T H:


          WHEREAS, Parent, Newbridge Parent Corporation, a Delaware corporation, the Partnership, the Partners of the Partnership named therein and the Transferors named therein entered into an Investment Agreement, dated as of January 25, 1998 (the "INVESTMENT AGREEMENT");

          WHEREAS, pursuant to Section 2.3(a) of the Investment Agreement, Parent has agreed to extend a loan to the Partnership (the "LOAN") in the principal amount of TWENTY-EIGHT MILLION THREE HUNDRED FIFTY-SIX THOUSAND FIFTEEN DOLLARS AND NO CENTS ($28,356,015.00) (the "LOAN AMOUNT") to fund the purchase of the Warrants, which loan is evidenced by a note (the "NOTE"); and

          WHEREAS, the obligation of Parent to make the Loan is conditioned upon, among other things, the execution and delivery by the Partnership of a Pledge Agreement in the form hereof;


          NOW, THEREFORE, in consideration of the premises and to induce Parent to make the Loan to the Partnership, the parties agree as follows:

     1.  DEFINED TERMS.    Unless otherwise defined herein, terms defined in the
Investment Agreement and used herein shall have the meanings given to them in the Investment Agreement.

     (b)  The following terms shall have the following meanings:

     "AGREEMENT" means this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "CODE" means the Uniform Commercial Code from time to time in effect in the State of New York.

     "COLLATERAL" means the Pledged Stock and all Proceeds.

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                                                                               2

     "COLLATERAL ACCOUNT" means any account established to hold money Proceeds, maintained under the sole dominion and control of the Partnership.

     "OBLIGATIONS" means the collective reference to:

     (a) the unpaid principal of and interest on the Loan and all other obligations and liabilities of the Partnership to Parent (including, without limitation, interest accruing at the then applicable rate provided in the Note after the maturity of the Loan and interest accruing at the then applicable rate provided in the Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Partnership, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note, this Agreement or any other document made, delivered or given in connection therewith; and

     (b) all obligations and liabilities of the Partnership which may arise under or in connection with this Agreement;

in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Parent that are required to be paid by the Partnership pursuant to the terms of this Agreement).

     "PLEDGED STOCK" means the shares of capital stock listed on Schedule 1 hereto, which shall be all shares of Company Class A Common Stock issued to the Partnership upon exercise of the Warrants, together with all stock certificates, securities, options or rights of any nature whatsoever that may be issued or granted by the Company to the Partnership in respect of the Pledged Stock while this Agreement is in effect.

     "PROCEEDS" means all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Loan. The Partnership hereby confirms its promise to pay the Loan Amount to the order of Parent at the earlier to occur of (i) the Closing and
(ii) the date the Investment

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                                                                               3


Agreement is terminated in accordance with its terms, in cash in the event the Investment Agreement is terminated in accordance with its terms or in cash and/or shares of Holdco Sub Class A Common Stock, as the Partners so determine, in the event the Closing occurs.

     3. PLEDGE; GRANT OF SECURITY INTEREST. The Partnership hereby delivers to Parent all the Pledged Stock and hereby grants to Parent a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     4. STOCK POWERS. Concurrently with the delivery to Parent of each certificate representing one or more shares of Pledged Stock, the Partnership shall deliver an undated stock power covering such certificate, duly executed in blank by the Partnership.

     5. REPRESENTATIONS AND WARRANTIES. The Partnership represents and warrants that:

     (a) The Partnership is the direct and record owner of the Pledged Stock. The Partnership has, and at the Closing will have, good and valid title to the Pledged Stock, free and clear of any Liens or Restrictions, except the security interest arising under this Agreement. The Partnership has the sole voting power, and sole power of disposition, with respect to the Pledged Stock, and there are no restrictions on the Partnership's ability to transfer the Pledged Stock.

     (b) Upon delivery to Parent of the stock certificates evidencing the Pledged Stock, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Partnership and any Persons purporting to purchase any Collateral from the Partnership (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

     (c)(i) The execution, delivery and performance by the Partnership of this Agreement and its obligations hereunder have been duly authorized by all necessary Partnership action, and by all necessary action on the part of each Partner; (ii) no consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement except consents, authorizations, filings and notices that have been obtained or made and are in full force and effect; (iii) this Agreement constitutes a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law) and (iv) the execution, delivery and performance by the Partnership of this Agreement

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                                                                               4


and the compliance by the Partnership with any of the provisions hereof will not violate any material requirement of law or any material contractual obligation of the Partnership or conflict with or result in any breach of any applicable trust or other organizational documents applicable to the Partnership.

     6. COVENANTS. The Partnership covenants and agrees with Parent that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     (a) Without in any way limiting Section 4.2(b) of the Investment Agreement, which is incorporated herein in its entirety, without the prior written consent of Parent, the Partnership will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, create, incur or permit to exist any Lien or Restriction in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or enter into any agreement or undertaking restricting the right or ability of the Partnership or Parent to sell, assign or transfer any of the Collateral.

     (b) The Partnership shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Parent and at the sole expense of the Partnership, the Partnership will promptly and duly execute or cause to be executed and deliver such further instruments and documents and take such further actions as Parent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

     (c) The Partnership shall pay, and save Parent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     7. CASH DIVIDENDS; VOTING RIGHTS. Unless an Event of Default shall have occurred and be continuing and Parent shall have given notice to the Partnership of Parent's intent to exercise its corresponding rights pursuant to Section 8 below, the Partnership shall be permitted to receive all cash dividends paid in the normal course of business of the Company and consistent with past practice in respect of the Pledged Stock and, subject to the provisions of the Investment Agreement, to exercise all voting and corporate rights with respect to the Pledged Stock; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in Parent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note or this Agreement.

     8. RIGHTS OF PARENT. If an Event of Default (as defined in the Note) shall occur, (1) Parent shall have the right to receive any and all cash dividends paid in respect of the

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                                                                               5


Pledged Stock and make application thereof to the Obligations in such order as Parent may determine, and (2) subject to applicable law (including the HSR Act and any other governmental approvals that may be required in connection therewith), all shares of the Pledged Stock shall be registered in the name of Parent or its nominee, and Parent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Company or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but Parent shall have no duty to the Partnership to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     9. REMEDIES. (a) If an Event of Default shall have occurred, at any time at Parent's election, Parent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as Parent may elect.

     (b) If an Event of Default shall have occurred, Parent may exercise all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Parent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Partnership or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Parent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Parent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Partnership, which right or equity is hereby waived or released. Parent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Parent hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to Parent, to the payment in whole or in part of the Obligations, in such order as Parent may elect, and only after such application and after the payment by Parent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need Parent account for the surplus, if any, to the Partnership. To the extent permitted by applicable law, the Partnership waives all claims, damages and demands it may acquire against Parent arising out of the exercise by

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                                                                               6


them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Partnership waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

     10.  REGISTRATION RIGHTS; PRIVATE SALES.    If Parent shall determine to
exercise its right to sell any or all of the Pledged Stock pursuant to Section 9 hereof, and if in the opinion of Parent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Partnership will use its reasonable best efforts to cause the Company to execute and deliver, and cause the directors and officers of the Company to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of Parent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of Parent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Partnership agrees to use its best efforts to cause the Company to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which Parent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) The Partnership recognizes that Parent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, by reason of other rules and regulations of Governmental Authorities or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Partnership acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Parent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.

     (c) The Partnership further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable requirements of law. The Partnership further agrees that a breach of any of

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                                                                               7



the covenants contained in this Section will cause irreparable injury to Parent, that Parent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Partnership, and the Partnership hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note.

     11.  PARENT APPOINTMENT AS ATTORNEY-IN-FACT.   (a) The Partnership hereby
irrevocably constitutes and appoints, upon the occurrence of an Event of Default, Parent and any officer or agent of Parent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead, in its name or in Parent's own name, from time to time in Parent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) The Partnership hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     12. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code, the Partnership authorizes Parent to file financing statements with respect to the Collateral without the signature of the Partnership in such form and in such filing offices as Parent reasonably determines appropriate to perfect the security interests of Parent under this Agreement.

     13. SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     14. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Partnership and Parent.

     (b) Parent shall not by any act (except by a written instrument pursuant to paragraph 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Parent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by

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                                                                               8


Parent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Parent would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     15. SECTION HEADINGS. The titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS ENTERED AND TO BE PERFORMED IN NEW YORK AND WITHOUT REGARD TO THE APPLICATION OF PRINCIPLES OF CONFLICTS OF LAWS.

     18. TERMINATION AND RELEASE. This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full in accordance with the Note in cash and/or shares of Holdco Sub Class A Common Stock, as the case may be.

     19. SUBMISSION TO JURISDICTION. The Partnership hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to or arising from this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the United States of America sitting in the Southern District of New York or, in the absence of Federal jurisdiction, the Commercial Part of the Supreme Court of the State of New York for New York County, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Partnership at its address previously notified to Parent; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other appropriate jurisdiction.

     20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding

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                                                                               9


agreement when one or more counterparts have been signed by each party and delivered to the other party.

                       [Rest of page intentionally left blank.]






















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                                                                              10


     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.



                              NORTHWEST AIRLINES CORPORATION


                              By: /s/ Douglas M. Steenland
                                 ----------------------------------
                                 Name:  Douglas M. Steenland
                                 Title: Senior Vice President, General
                                        Counsel and Secretary


                              AIR PARTNERS, L.P.

                              By: 1992 Air GP, managing general
                                   partner
                              By: 1992 Air, Inc., managing
                                   partner


                              By: /s/ James J. O'Brien
                                 ----------------------------------
                                 Name:  James J. O'Brien
                                 Title: Vice President

                                                                   SCHEDULE 1 TO
                                                                PLEDGE AGREEMENT


                             DESCRIPTION OF PLEDGED STOCK



                                   Class of       Stock Certificate     No. of
Issuer                               Stock              No.             Shares
------                             ---------       -----------------    -------

Continental Airlines, Inc.           Class A                           3,039,468
                                   Common Stock